Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

FD Technology Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee (2)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees Previously Paid	Equity	Ordinary shares, par value $0.000001 per share	457	(o)			US$	24,150,000	0.00011020	US$	2,662	-	-	-	-
Fees Previously Paid	Equity	Underwriter’ warrants(2) (3)(4)	457	(g)
Fees Previously Paid	Equity	Ordinary shares underlying underwriter’s warrants(5)	457	(g)				787,500	0.00011020	US$	87
Fees Previously Paid	-	-	-		-	-		-			-	-	-	-	-
	Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts (3)						US$	24,937,500		US$	2,749
	Total Fees Previously Paid									US$	2,749
	Total Fee Offsets										-
	Net Fee Due										-

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the ordinary shares that the underwriter has the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.

(4)	No fee required pursuant to Rule 457(g) under the Securities Act.

(5)	Represents ordinary shares underlying warrants issuable to the underwriter to purchase a number of ordinary shares equal to 3% of the total number of shares sold in this offering at an exercise price equal to 125% of the public offering price of the shares sold in this offering.